Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Verisity Ltd. 2000 U.S. Share Incentive Plan, as amended, of our report dated January 10, 2003, with respect to the consolidated financial statements of Verisity Ltd. included in its Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 21, 2003.

/s/ Ernst & Young LLP
Palo Alto, California December 1, 2003